UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2025

AccuStem Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56257	87-3774438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Plaza, 19th Floor, #1954 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 00 44 2074952379

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Accustem Sciences Inc.’s (the “Company”) MSC test (MicroRNA Signature Classifier) is a non-invasive blood-based assay designed to assess the risk of lung cancer in people who qualify for low-dose computed tomography (LDCT) screening or have an indeterminate pulmonary nodule detected via imaging. It analyzes a panel of 24 circulating microRNAs (miRNAs) in plasma to classify nodules as Low or High Risk for malignancy. This helps clinicians more accurately understand a patient’s cancer risk, potentially reducing unnecessary invasive procedures (e.g., biopsies or surgery) for benign nodules while prioritizing those at higher risk for further evaluation.

In order to establish reimbursement for the MSC test, the Company has submitted an application for a local coverage determination with Novitas Solutions (“Novitas”), a Medicare Administrative Contractor (MAC) for the Centers for Medicare & Medicaid Services (CMS) for the JL region, which includes the District of Columbia, Delaware, Maryland, New Jersey and Pennsylvania. As part of this submission process Novitas has informed the Company that it has determined that the application is complete and valid and will now enter the review queue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCUSTEM SCIENCES INC.

Date: November 26, 2025	By:	/s/ Wendy Blosser
Wendy Blosser
Chief Executive Officer

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